Exhibit 6.78

RESIDENTIAL PROPERTY LEASE AGREEMENT

In consideration of Ten Dollars ($10.00), the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant (as those terms are defined below) do hereby enter into this Lease (hereinafter "Lease" or "Agreement") on this date of March 30, 2021 the terms and conditions of which are set forth below.

1. Parties.

A. LANDLORD.

The Landlord in this Lease is Assurance Property Holdings

B. TENANT.

The Tenant(s) in this Lease are as follows: [redacted]

2. Agreement to Lease. Landlord leases to Tenant, and Tenant leases from Landlord, the residential dwelling with the following address 8658 Ashley Way, Douglasville GA 30134 and which may be further described in the plans, if any, attached hereto as Exhibit "A" (hereinafter "Premises").

3. Term. The initial term of this Lease shall begin on April 1, 2021 ("Commencement Date"), and shall end on (and include) the following date. March 31, 2022 ("Ending Date").

4. Possession. If Landlord is unable to deliver possession of Premises on the Commencement Date, rent shall be abated on a daily basis until possession is granted. If possession is not granted within ______ days of the Commencement Date, Tenant may, by giving notice to Landlord, terminate this Lease in which event Landlord shall promptly refund all rent and deposits to Tenant. Neither Landlord nor Broker shall be liable for any delay in the delivery of possession of Premises to Tenant.

Renewal Lease

5. Rent. Tenant shall pay rent in advance in the sum of Nine Hundred Twenty Five.00/100 Dollars ($ 925.00) per month on the first day of each month during the Lease Term. The total rental amount due under this lease shall be $ 11,100.00 and shall be payable to

at the following address Online@ Buildium. Com

(or at such other address as may be designated from time to time by Landlord in writing). If the Commencement Date or the Ending Date is on the second day through the last day of any month, the rent shall be prorated for that month. Mailing the rent payment shall not constitute payment. Rent must be actually received by Landlord to be considered paid. **All funds received will be applied as follows: First to any outstanding damages, repairs, fees, utilities, etc. Second, to any outstanding late charges and/or NSF charges. Third, to any rent due from prior month. Lastly, to the current months rent.**

6. Late Payment; Service Charge for Returned Checks. Rent not paid in full by 5 p.m. on the 5th day of the month in which it is due shall be late. Landlord may, but shall have no obligation to accept any rent not received by the 5th of the month. If late payment is made and Landlord accepts the same, the payment must be in the form of cash, cashier's check, certified check or wire transfer of immediately available funds and must include an additional rent amount of $75, and if applicable, a service charge of $50 for any returned check. Landlord reserves the right, upon notice to

Tenant to refuse to accept personal checks from Tenant after one or more of Tenant's personal checks have been returned by the bank unpaid

7. Dispossessory Fee. Notwithstanding anything to the contrary contained herein, if Tenant owes any outstanding, additional rent and other fees and charges as of the 9th day of the month, Landlord may file a dispossessory action in the county in which the Property is located

8. Security Deposit.

A. Tenant has paid a refundable security deposit to Assurance Property Holdings ("Holder") in the amount of $ 925.00 ("Security Deposit") by: *[Select one. Any box not selected shall not be a part of this Agreement.]*

__ Check ___ Cash ___ Certified Check X Money Order ___ ACH ___ Credit Card

B. Deposit of Same: Holder shall deposit the Security Deposit within five (5) banking days of receiving the same into the bank listed below:

____ 1. Escrow / Trust at ________________________ Bank

X 2. General at Wells Fargo

__ Bank

If the Security Deposit is in a general account, it will not be segregated and will be co-mingled with other funds of Holder. All interest earned on the above-referenced account shall belong to the Holder. Holder shall have the right to change the bank and/or account number in which the Security Deposit is held upon notice to Tenant, provided that the type of account remains the same.

C. Security Deposit Check Not Honored: In the event any Security Deposit check is not honored, for any reason, by the bank upon which it is drawn, Holder shall promptly notify all parties to this Agreement of the same. Tenant shall have three (3) banking days after notice to deliver good funds to Holder. In the event Tenant does not timely deliver good funds, Landlord shall have the right to terminate this lease upon notice to Tenant.

D. Return of Security Deposit: The balance of the Security Deposit shall be returned to Tenant by Holder within thirty (30) days after the termination of this Agreement or the surrender of Premises by Tenant, whichever occurs last (hereinafter "Due Date"); provided that Tenant meets the following requirements: (1) the full term of the Lease has expired; (2) Tenant has given a 60 day written notice to vacate; (3) the entire Property is clean and free of dirt, trash and debris; (4) all rent, additional rent, fees and charges have been paid in full, (5) there is no damage to the Premises or the Property except for normal wear and tear or damage noted at the commencement of the Lease in the Move-In Move-Out Inspection Form signed by Landlord and Tenant, and (6) all apartment keys, keys to recreational or storage facilities, access cards, gate openers and garage openers, if any, have been returned to the Landlord.

E. Deductions from Security Deposit: Holder shall have the right to deduct from the Security Deposit: (1) the cost of repairing any damage to Premises or Property other than normal wear and tear caused by Tenant, Tenant's household or their invitees, licensees and guests; (2) unpaid rent, utility charges or pet fees; (3) cleaning costs if Premises is left unclean; (4) the cost to remove and dispose of any personal property; (5) late fees and any other unpaid fees, costs and charges referenced herein; and (6) a fee of $ 100 — to rekey the locks either at the request of Tenant or upon the termination of the Lease.

F. Wear and Tear: The following items **shall not be considered as natural wear and tear** to the premises, but **shall be considered as damage** to the premises and subsequently the cost of repair will be deducted from any security deposit.

1. Holes in walls and woodwork
2. Spray painting or marking on interior/exterior walls
3. Damage to carpeting, utility pipes, wiring, plumbing, light fixtures, or any other fixture or appurtenances, walls, floors or ceilings.
4. Damage done to seeded areas and shrubs around townhome such as digging, uprooting, trampling, etc.

5 Water damage caused by overflow of kitchen/bathroom sinks, bathtub or by failure to close windows or doors during inclement weather, thereby exposing interior of townhouse to the elements.
6 Broken windows/glass.
7 Failure of tenant to regularly clean and maintain carpeting

G. Move-Out Statement: Holder shall provide Tenant with a statement ("Move-Out Statement") listing the exact reasons for the retention of the Security Deposit or for any deductions there from. If the reason for the retention is based upon damage to Premises, such damages shall be specifically listed in the Move-Out Statement. The Move-Out Statement shall be prepared within three (3) banking days after the termination of occupancy. If Tenant terminates occupancy without notifying the Holder, Holder may make a final inspection within a reasonable time after discovering the termination of occupancy. Tenant shall have the right to inspect Premises within five (5) banking days after the termination of occupancy in order to ascertain the accuracy of the Move-Out Statement. If Tenant agrees with the Move-Out Statement, Tenant shall sign the same. If Tenant refuses to sign the Move-Out Statement, Tenant shall specify in writing, the items on the Move-Out Statement with which Tenant disagrees within three (3) banking days. For all purposes herein, a banking day shall not include Saturday, Sunday or federal holidays.

H. Delivery of Move-Out Statement: Holder shall send the Move-Out Statement, along with balance, if any, of the Security Deposit, before the Due Date. The Move-Out Statement shall either be delivered personally to Tenant or mailed to the last known address of Tenant via first class mail. If the letter containing the payment is returned to Holder undelivered and if Holder is unable to locate Tenant after a reasonable effort, the payment shall become the property of Landlord ninety (90) days after the date the payment was mailed.

9. Utilities. Tenant acknowledges that all utilities and/or services are to be paid for by Tenant, with the exception of: Yard Care

Tenant must connect or transfer utilities not provided by Landlord into the name of Tenant within 2 days of the commencement of Lease. At any time thereafter, Landlord may, without notice to Tenant, disconnect any utilities serving Premises which are in the name of Landlord and are not being provided by Landlord under this Lease. Landlord may, at Landlord's option and upon notice to Tenant, pay utilities and be reimbursed by Tenant as additional rent. For the purpose of this paragraph utilities are defined as the following: water, sewer, electric, sanitation, gas, and phone.

10. Move-In Inspection. Prior to Tenant tendering a Security Deposit, Landlord shall provide Tenant with "Move-In, Move-Out Inspection Form" attached hereto and incorporated hereinafter (the "Form") itemizing any existing damages to Property. Prior to taking occupancy, Tenant will be given the right to inspect Property to ascertain the accuracy of the Form. Both Landlord and Tenant shall sign the Form. Tenant shall be entitled to retain a copy of the Form. Tenant acknowledges that Tenant has carefully inspected Property in which Premises are located and is familiar with the same.

11. Move-In Move-Out Inspection Form. Form _ **is or** _ **is not attached to this Lease.**

12. Tenant's Responsibilities.

A. Repairs and Maintenance: Tenant acknowledges that Tenant has inspected Premises and that it is fit for residential occupancy. Tenant shall promptly notify Landlord of any dangerous condition or need for maintenance existing in Premises or on Property. Upon receipt of notice from Tenant, Landlord shall, within a reasonable time period thereafter, repair the following: (1) all defects in Premises or Property which create unsafe living conditions or render Premises untenable; and (2) to the extent required by state law, such other defects which, if not corrected, will leave Premises or Property in a state of disrepair. Except as provided above, Tenant agrees to maintain Premises in the neat, sanitary and clean condition free of trash and debris. Any expenses incurred by Landlord to remedy any violations of this provision shall be reimbursed to Landlord by Tenant within thirty (30) days of the receipt of an invoice from Landlord. If Tenant fails to timely pay said invoice Tenant shall be in default of this Agreement.

B. Lawn and Exterior Maintenance: *[Select one. The sections not marked shall not be a part of this Lease.]*

1 Tenant shall keep the lawn mowed and edged, beds free of weeds, shrubs trimmed, trash and grass clippings picked up on a regular basis (minimum of once every two weeks in growing season and fall leaf

sustain and shall keep Property, including yard, lot, grounds, Premises, walkways and driveway clean and free of rubbish, trash and debris.

2. Partial maintenance by Tenant - Tenant shall maintain the following:

____

____

X 3. Landlord or Landlord's designated agent shall provide all yard/exterior maintenance.

C. Pest Control: Landlord will be responsible for termite and rodent control. Other pest control (including ants, cockroaches, spiders and other insects) shall be handled as set forth below.

[Select one. The section not marked shall not be a part of this Agreement.]

1. Landlord or Landlord's designated agent shall provide pest control services to Premises.

X 2. Landlord shall not provide pest control services to Premises and the same shall be the responsibility of Tenant.

D. Smoke Detector: Tenant acknowledges that Premises is equipped with a smoke detector(s) that is in good working order and repair. Tenant agrees to be solely responsible to check the smoke detector every thirty (30) days and notify Landlord immediately if the smoke detector is not functioning properly.

E. Freezing of Pipes: To help in preventing the freezing of pipes, Tenant agrees that when the temperature outside falls below 32°F, Tenant shall: (a) leave the thermostat regulating the heat serving Premises in an "on" position and set to a minimum of 60°F, and (b) leave the faucets dripping.

F. Mold and Mildew: Tenant acknowledges that mold and/or mildew can grow in any portion of the Premises that are exposed to elevated levels of moisture and that some forms of mold and mildew can be harmful to their health. Tenant therefore agrees to regularly inspect the Premises for mold and/or mildew and immediately report to Landlord any water intrusion problems, mold and/or mildew (other than in sinks, showers, toilets and other areas designed to hold water or to be wet areas). Tenant shall not block or cover any heating, ventilation, or air conditioning ducts located in the Premises.

13. Notice of Propensity of Flooding. Landlord hereby notifies Tenant as follows: Some portion or all of the living space or attachment thereto on Premises ___ has OR X has not been flooded at least three times within the last five (5) years immediately preceding the execution of this Lease. Flooding is defined as the inundation of a portion of the living space caused by an increased water level in an established water source such as a river, stream, or drainage ditch, or as a ponding of water at or near the point where heavy or excessive rain fell.

14. Sublet and Assignment. Tenant may not sublet Premises in whole or in part or assign this Lease without the prior written consent of Landlord. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. While Tenant may use and enjoy the Property to the fullest extent permitted in this Lease, no estate or permanent legal interest in the Property is being transferred or conveyed by Landlord to Tenant herein.

15. Use. Premises shall be used for residential purposes only and shall be occupied only by the __1__ (#) persons listed as follows: [redacted] ____

Property shall be used by Tenant and all occupants, guests, licensees and contractors in accordance with all federal, state, county, and municipal laws and ordinances and any applicable declaration of condominium, declaration of covenants, conditions, and restrictions, all rules and regulations adopted pursuant thereto, and any community association bylaws. Tenant agrees any violation or noncompliance of the above resulting in fines being imposed against the Landlord shall be the financial responsibility of and immediately paid by the Tenant.

16. Nuisances and Unlawful Activity. Tenant shall be responsible for ensuring that Tenant and members of Tenant's household and their invitees, licensees and guests comply with the Rules and Regulations applicable to Tenant set forth herein and any term, condition or provision of this Lease relating to the use of the Premises or Property and do not engage in any activity while on Property that is unlawful, would endanger the health and safety of others or would otherwise create a nuisance. In the event Tenant or

any of the abovenamed parties are arrested or indicted for an unlawful activity occurring on Property and said charges are not dismissed within thirty (30) days thereafter. Tenant shall be deemed to be in default of this Lease and Landlord may terminate this Lease immediately. For the purpose of this Lease an unlawful activity shall be deemed to be any activity in violation of local, state or federal law.

17. Property Loss. Storage of personal property by Tenant in Premises or in any other portion of Property shall be at Tenant's risk. Tenant has been advised to obtain renter's insurance that provides comprehensive property insurance for Tenant's property that insures against any loss due to but not limited to leaking pipes, theft, vandalism, fire, windstorms, hail, flooding, rain, lightning, tornadoes, hurricanes, water leakage, snow ice, running water or overflow of water or sewage. Landlord shall not be liable for any injury or damage caused by such occurrences, and Tenant agrees to look solely to their insurance carrier for reimbursement of losses for such events.

18. Right of Access, Signage. Upon 24 hours advance notice to Tenant, Landlord shall have the right Monday through Saturday from 9:00a.m. to 8:00 p.m. to access to Premises or Property to inspect, repair, and maintain the same and/or to show the Property to prospective tenants and buyers. In addition, Landlord may enter the Property and Premises at any time to investigate potential emergencies. Evidence of water leaks, fire, smoke, foul odors, sounds indicating the possibility of an injured person or animal and other similar evidence of an emergency shall all be sufficient grounds for Landlord to enter Property and Premises for this purpose. During the last 30 days of the term of the Lease, and during any period when Premises is being leased month to month, Landlord may also place a "for rent" or "for sale" sign in the yard or on the exterior of any dwelling on Property, may install a lockbox and may show Premises to prospective tenants or purchasers during reasonable hours. Tenant agrees to cooperate with Landlord and Broker who may show Premises to prospective tenants or buyers. In the event a lockbox is installed, Tenant shall secure jewelry and other valuables and agrees to hold Landlord harmless for any loss thereof. For each occasion where the access rights described above are denied, Tenant shall pay Landlord the sum of $ 75.00 as liquidated damages, it being acknowledged that Landlord shall be damaged by the denial of access, that Landlord's actual damages are hard to estimate, and that the above amount represents a reasonable pre-estimate of Landlord's damages rather than a penalty.

19. Windows

No window treatments currently existing on any windows shall be removed or replaced by Tenant without the prior written consent of Landlord. Tenant shall keep the window glass clean at all times and shall not cover any window in any manner which, in the opinion of the Landlord, detracts from the appearance of the Townhome.

20. Locks

No additional or replacement locks of any type will be installed on any door without the written permission of the Landlord. If for any reason you get locked out of your townhouse, and a property manager has to open the Townhome, there will be a $30 charge during regular business hours and $60 for after hours and weekends. If you request a complete lock change, the fee is $100 per lock.

21. Default.

A. Default Generally: Tenant shall be in default of this Lease upon the occurrence of any of the following:

1. Tenant violates any of the Rules and Regulations or Tenant's responsibilities set forth herein or otherwise fails to abide by the terms and conditions of this Lease. Prior to terminating the Lease for any of the above-referenced reasons Landlord shall give Tenant notice of the default and a three (3) day opportunity to cure the same except in situations where the default is incapable of being cured within that time frame or the nature of Tenant's default, if not cured, poses a risk of damage or injury to Landlord, Landlord's property or other persons or property as determined in the sole discretion of Landlord.
2. Tenant violates any of the Rules and Regulations or Tenant's responsibilities set forth herein or other terms and conditions of the Lease a total of three (3) or more times during the term of the Lease regardless of whether such violations are cured.

3 Tenant files a petition in bankruptcy in which case this Lease shall automatically terminate and Tenant shall immediately vacate the Premises leaving it in the same condition it was in on the date of possession, normal wear and tear excepted

4 Tenant fails to timely pay rent or other amounts owed to Landlord under this Lease

5 Tenant fails to reimburse Landlord for any damages, repairs and costs to the Premises or Property (other than normal wear and tear and items identified in the Move-In Move-Out Inspection Form signed by the Landlord and Tenant at the commencement of the Lease) caused by the actions or neglect of Tenant or members of Tenant's household and their invitees licensees and guests

B. Effect of Default: If Tenant defaults under any term, condition or provision of this Lease, Landlord shall have the right to terminate this Lease by giving notice to Tenant and pursue all available legal and equitable remedies to remedy the default Upon a Tenant default, Tenant shall remain fully liable to pay all rent, fees and other charges through the earlier of either: (a) the end of the lease term; or (b) the date that the Property is re-rented and the tenant under the new lease takes occupancy and pays all initial amounts owed under the lease. All rights and remedies available to Landlord by law or in this Lease shall be cumulative and concurrent.

22. Destruction of Property.

A. If flood, fire, storm, mold, other environmental hazards that pose a risk to the occupants health, other casualty or Act of God shall destroy (or so substantially damage as to be uninhabitable) Premises, rent shall abate from the date of such destruction Landlord or Tenant may, by written notice, within thirty (30) days of such destruction, terminate this Lease, whereupon rent and all other obligations hereunder shall be adjusted between the parties as of the date of such destruction

B. If Premises is damaged but not rendered wholly untenable by flood, fire, storm, or other casualty or Act of God, rent shall abate in proportion to the percentage of Premises which has been damaged and Landlord shall restore Premises as soon as is reasonably practicable whereupon full rent shall commence.

C. Rent shall not abate nor shall Tenant be entitled to terminate this Lease if the damage or destruction of Premises whether total or partial, is the result of the negligence of Tenant or Tenant s household or their invitees, licensees or guests

23. Mortgagee's Rights. Tenant's rights under this Lease shall at all times be automatically junior and subordinate to any deed to secure debt which is now or shall hereafter be placed on Property If requested Tenant shall execute promptly any certificate that Landlord may request to effectuate the above

A. Neighborhood Conditions: Tenant acknowledges that in every neighborhood there are conditions which different tenants may find objectionable. It shall be Tenant s duty to become acquainted with any present or future neighborhood conditions which could affect the Property including without limitation land-fills, quarries, high-voltage power lines, cemeteries, airports, stadiums, odor producing factories, crime, schools serving the Property, political jurisdictional maps and land use and transportation maps and plan. If Tenant is concerned about the possibility of a registered sex offender residing in a neighborhood in which Tenant is interested, Tenant should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at **www.gbi.georgia.gov.**

24. Early Termination by Tenant. *[Select Section A or B below The section not marked shall not be a part of this Lease]*

___**A. Right to Terminate Early:** Provided Tenant is not in default hereunder at the time of giving notice, Tenant has strictly complied with all of the provisions of this paragraph, and termination is as of the last day of a calendar month, Tenant may terminate this Lease before the expiration of the term of the Lease by

[Select the applicable sections below The section not marked shall not be a part of this Agreement]

___1 Giving Landlord no less than _______ days notice on or before the day rent is due as shown in rent paragraph above, plus

___2 Paying all monies due through date of termination plus the total amount of any and all deposits; plus

3 Paying an amount equal to _____ month's rent or _______ % of the total amount of rent due thru the remainder of the lease term, plus

4 Return Premises in a clean and ready-to-rent condition plus

__5 Paying a $ ________________ administration fee

__6 Other ______________________________

Any notice for early termination must be signed by all Tenants. Tenant's election of early termination shall not relieve Tenant of responsibilities and obligations regarding damage to Premises or Property. Tenant may not apply the security deposit toward the payment of any of Tenant's financial obligations set forth in this Early Termination by Tenant Paragraph

*B. No Right of Early Termination: Tenant shall not have the right to terminate this Lease early.

C. Holding Over: Tenant shall have no right to remain in the Property after the termination or expiration of this Lease. Should Tenant fail to vacate the Property upon the expiration or termination of this Agreement, Tenant shall pay Landlord a per diem occupancy fee of $ 100 – for every day that Tenant holds over after the expiration or termination of this Lease. Acceptance of the occupancy fee by Landlord shall in no way limit Landlord's right to treat Tenant as a tenant at sufferance for unlawfully holding over and to dispossess Tenant for the same

25. Early Termination by Landlord. Tenant agrees that Landlord may terminate the lease prior to the lease expiration date and Tenant agrees to vacate the property if the following conditions are met

A. Landlord gives Tenant sixty (60) days written notice to vacate Tenant shall still owe rent through the sixty (60) day notice period

26. Renewal Term. Either party may terminate this Lease at the end of the term by giving the other party 60 days notice prior to the end of the term. If neither party gives notice of termination, the Lease will automatically

[Select one. The box not checked shall not be a part of this agreement.]

*be extended on a month-to-month basis, for a maximum of 12 months, with a rent increase of 5% of the current rental rate. All other terms of the existing Lease remains the same. Thereafter, Tenant may terminate this Lease upon _______ days notice to Landlord and Landlord may terminate this Lease upon sixty (60) days notice to Tenant

__renew for an additional term of _______ days with a rent increase of _____% of the current rental rate. All other terms of the existing Lease shall remain the same. The additional term shall begin on the first day following the end of the preceding term unless either party gives notice to the other at least _______ days prior to end of the then current term of that party's decision to terminate the Lease at the end of the current term. This Lease may be automatically renewed for up to _____________ additional terms. If this Lease has not been terminated during the final renewal term, this Lease will continue on a month to month basis until the same is terminated in accordance with Georgia Law

27. Other Provisions.

A. Time of Essence: Time is of the essence of this Lease

B. No Waiver: Any failure of Landlord to insist upon the strict and prompt performance of any covenants or conditions of this Lease or any of the rules and regulations set forth herein shall not operate as a waiver of any such violation or of Landlord's right to insist on prompt compliance in the future of such covenant or condition, and shall not prevent a subsequent action by Landlord for any such violation. No provision, covenant or condition of this Lease may be waived by Landlord unless such waiver is in writing and signed by Landlord

C. Definitions: Unless otherwise specifically noted, the term "Landlord" as used in this Lease shall include its representatives, heirs, agents, assigns, and successors in title to Property and the term "Tenant" shall include Tenant's heirs and representatives. The terms "Landlord" and "Tenant" shall include singular and plural, and corporations, partnerships, companies or individuals, as may fit the particular circumstances. The term "Binding Agreement Date" shall mean the date that this Lease has been signed by the Tenant and Landlord and a fully signed and executed copy thereof has been returned to the party making the offer to lease

D. Joint and Several Obligations: The obligations of Tenant set forth herein shall be the joint and several obligations of all persons occupying the Premises

E. Entire Agreement: This Lease and any attached addenda and exhibits thereto shall constitute the entire Agreement between the parties and no verbal statement, promise, inducement or amendment not reduced to writing and signed by both parties shall be binding

F. Attorney's Fees, Court Costs and Costs of Collection: Whenever any monies due hereunder are collected by law or by attorney at law to prosecute such an action then both parties agree that the prevailing party will be entitled to reasonable attorney's fees plus all court costs and costs of collection

G. Indemnification: Tenant agrees to indemnify and hold Landlord and Broker harmless from and against any and all injuries damages losses, suits and claims against Landlord and/or Broker arising out of or related to (1) Tenant's failure to fulfill any condition of this Lease (2) any damage or injury happening in or to the Premises and the Property or to any improvements thereon as a result of the acts or omissions of Tenant or Tenant's family members, invitees or licensees (3) Tenant's failure to comply with any requirements imposed by any governmental authority, (4) any judgment lien or other encumbrance filed against Property as a result of Tenant's actions and any damage or injury happening in or about Property to Tenant or Tenant's family members, invitees or licensees (except if such damage or injury is caused by the intentional wrongful acts of Landlord or Broker); (5) failure to maintain or repair equipment or fixtures, where Landlord and/or Broker use their best efforts to make the necessary repairs within a reasonable time period and Tenant covenants not to sue Landlord or Broker with respect to any of the above-referenced matters In addition to the above Tenant agrees to hold Broker harmless from and against Owner of the Property not paying or keeping current with any mortgage, property taxes or home owners association fee's on the Property or not fulfilling the Owner's obligations under this lease. For the purpose of this paragraph the term "Broker" shall include Broker and Broker's affiliated licensees, employees and if Broker is a licensed real estate brokerage firm, then officers, directors and owners of said firm

H. Notices:

1. All Notices Must Be In Writing. All notices, including but not limited to offers, counteroffers, acceptances, amendments demands notices of termination or vacating and other notices, required or permitted hereunder shall be in writing signed by the party giving the notice

2. Method of Delivery of Notice. Subject to the provisions herein, all notices shall be delivered either: (1) in person (2) by an overnight delivery service prepaid, (3) by facsimile transmission (FAX), (4) by registered or certified U S mail pre-paid return receipt requested or (5) e-mail

3. When Notice Is Deemed Received. Except as may be provided herein, a notice shall not be deemed to be given, delivered or received until it is actually received. Notwithstanding the above, a notice sent by FAX shall be deemed to be received by the party to whom it was sent as of the date and time it is transmitted provided that the sending FAX produces a written confirmation showing the correct date and the time of the transmission and the telephone number referenced herein to which the notice should have been sent

4. Certain Types of Signatures Are Originals. A facsimile signature shall be deemed to be an original signature for all purposes herein An e-mail notice shall be deemed to have been signed by the party giving the same if the e-mail is sent from the e-mail address of that party and is signed with a "secure electronic signature" as that term is defined under Georgia Law

I. Appliances: The following appliances are in the Property and included in this Lease

Stove, Hood, Dishwasher Refrigerator

Tenant acknowledges that Tenant has inspected these appliances and that the same are in good working order and repair

J. Keys: Landlord may release keys to or open the Premises to any of the occupants listed herein.

K. Waiver of Homestead Rights: Tenant for himself and his family waives all exemptions or benefits under the homestead laws of Georgia

L. Governing Law: This Lease may be signed in multiple counterparts and shall be governed by and interpreted pursuant to the laws of the State of Georgia. This Lease is not intended to create an estate for years on the part of Tenant or to transfer to Tenant any ownership interest in the Property

M. Security Disclaimer: Tenant acknowledges that (1) crime can occur in any neighborhood including the neighborhood in which Property is located, and (2) while Landlord may from time to time do things to make Property reasonably safe, Landlord is not a provider or guarantor of security in or around Property. Tenant acknowledges that prior to occupying Property, Tenant carefully inspected all windows and doors (including the locks for the same) and all exterior lighting and found these items (a) to be in good

working order and repair and (b) reasonably safe for Tenant and Tenant's household and their invitees licensees and guests knowing the risk of crime. If during the term of the Lease any of the above items become broken or fall into disrepair Tenant shall give notice to Landlord of the same immediately.

N. Rental Application: Tenant's rental application is _ OR, is not _ attached hereto as an exhibit. If the rental application is attached hereto and it is later discovered that the information disclosed therein by Tenant was incomplete or inaccurate at the time it was given. Tenant shall be in default of this Lease and Landlord may pursue any and all of Landlord's remedies regarding said default.

O. Authorized Agent Disclosure: The name and address of the Owner of record of the Property or the person authorized to act for and on behalf of the Owner for the purpose of serving of process and receiving demands and notices is as follows

Assurance Property Holding's
8725 Roswell Rd Ste O-203 Atlanta, GA 30350

P. Manager: The name and address of the person authorized to manage the Property is as follows

R. Nicholson

(hereinafter "Manager"). If no Manager is listed above, the Owner shall be deemed to be self-managing the Property. If Manager is listed as the Landlord hereunder, Manager shall have full authority to act as the Landlord for all purposes hereunder. Manager shall have no rights, duties, obligations or liabilities greater than what is set forth in the Management Agreement between Owner and Manager.

28. **Exhibits.** All exhibits attached hereto listed below or referenced herein are made a part of this Lease. If any such exhibit conflicts with any preceding paragraph, said exhibit shall control.

____ The Farm Rules and Regulations
____ Statement of Rental Policy: 55+ Senior Occupancy
____ Dumpster Rules and Regulations
____ Pet Agreement
____ Pet Registration
____ Move-In Move-Out Inspection Report

SPECIAL STIPULATIONS. The following Special Stipulations, if conflicting with any exhibit or preceeding paragraph, shall control

____ 1. No Smoking in property
____ 2. No Dangerous Dog Bully Breeds
____ 3. Cable/TV - No Dish on Roof or Yard
____ 4. Adult only Community
____ 5. Only Blinds Provided (No other Coverings)
____ 6. No trash accumulation on Back porch or yard.
____ 7. No Fencing on Patio unless pre-Approved by Management.

IN WITNESS WHEREOF, the parties hereto have set their hand and seal the day and year first written ab [redacted] 3.30.21

[redacted]	3.30.21		3.30.21
Tenant's Signature	Date	Landlord's Signature	Date
		Scott Williams	
Print Name		Print Name	
Tenant's Signature	Date		
Print Name			
[redacted]		STJOHN72@AOL.COM	
Tenant's E-Mail Address		Landlord's E-Mail Address	
Tenant's E-Mail Address			